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                                                                       Exhibit 5


                                            May 25, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20006

                  Re: Genesis Bioventures, Inc.
                      Registration Statement on Form S-3
Dear Sirs/Madams:

     The undersigned has acted as counsel for Genesis Bioventures, Inc., a New York corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 11,458,647 shares (the "Shares") of the common stock, par value $.0001 per share (the "Common Stock"), of the Company, to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard, we have participated in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") relating to the Shares. The Shares include a maximum aggregate of 5,787,500 shares of Common Stock issuable upon conversion of Senior Convertible Notes of the Company, and 3,039,568 shares of Common Stock issuable upon exercise of certain Warrants issued by the Company. The Senior Convertible Notes and Warrants are herein referred to as the "Derivative Securities."

     We are of the opinion that (a) the Shares issued and outstanding on the date hereof are duly authorized, legally issued, fully paid and non-assessable and (b) the Shares issuance in accordance with the terms of the respective Derivative Securities, including in the case of the Warrants upon payment of the Warrant exercise price, will be, when issued, duly authorized, legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                       Very truly yours,

                                       /s/ D. David Cohen

                                       D. David Cohen